Exhibit 99.1

Cherokee Receives NASDAQ Notice Regarding

Late Filing of Annual Report

SHERMAN OAKS, CA (May 5, 2017) — Cherokee Inc. (NASDAQ:CHKE) (“Cherokee” or the “company”), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, announced today that on May 3, 2017, it received a notice from the NASDAQ Stock Market (“NASDAQ”) stating that the company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the company did not timely file with the U.S. Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K (the “Annual Report”) for its year ended January 28, 2017. This notice was issued in accordance with standard NASDAQ procedures and has no immediate effect on the listing or trading of Cherokee’s common stock on the NASDAQ Global Select Market.

As previously disclosed, the delay relates to the financial results of the Hi-Tec family of footwear brands Cherokee acquired in December 2016, which are required to be included in the company’s consolidated financial statements to be contained in the Annual Report. The complexity of the integration and consolidation of the acquired assets has necessitated substantial additional review procedures and staff work, which has required more time for the company to complete its consolidated financial statements for the period.

The NASDAQ notice of noncompliance indicates that the company has until July 3, 2017 to submit a plan to regain compliance with NASDAQ’s continued listing standards. Cherokee expects to file its Form 10-K as soon as reasonably practicable and intends to do so on May 11, 2017, which would result in regained compliance with NASDAQ’s continued listing standards and eliminate the requirement to submit a compliance plan to NASDAQ.

About Cherokee Inc.

Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor® and Flip Flop Shops®, a leading franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 110 countries in 12,000 retail locations and digital commerce.

Safe Harbor Statement

This news release contains forward-looking statements regarding future events. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available information and assumptions. Forward-looking statements included in this new release include statements about the company’s integration and consolidation efforts for its recently acquired assets relating to the Hi-Tec® family of footwear brands; the company’s expectations regarding timing of filing the Annual Report; and the company’s ability to regain compliance with NASDAQ’s continued listing standards and maintain such compliance in future periods. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks associated with the timing, effectiveness and success of the company’s post-acquisition integration and consolidation efforts for the Hi-Tec® assets, uncertainties about the timing of completing the company’s consolidated financial statements and filing the Annual Report, and risks related to the company’s ability to regain and maintain compliance with NASDAQ’s continued listing standards. The risks described above are not exhaustive. Other risks and uncertainties related to the forward-looking statements made in this news release and the company’s business generally are described in the company’s periodic reports filed with the U.S. Securities and Exchange Commission. Except as required by law, the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge / Patricia Nir

310-829-5400